Exhibit 10.1

Certain identified information has been omitted from this document because it is both not material and would be competitively harmful if publicly disclosed, and had been marked with “[***]” to indicate where omissions have been made.

This Master Agreement for Development, Manufacturing and Supply Services (the “Agreement”) is entered into as of this 5th day of February 2020 (the “Effective Date”), by and between JanOne Inc., a Nevada corporation (“Client”), with its principal place of business located at 325 East Warm Springs Road, Suite 102, Las Vegas, Nevada, 89119, and CoreRx Inc., a Florida corporation (“CoreRx”), with its principal place of business located at 14205 Myerlake Circle, Clearwater, FL 33760.

Recitals

Whereas, Client is engaged in the development of pharmaceutical products;

Whereas, CoreRx has personnel, expertise and facilities suitable for the development, manufacture and supply of pharmaceutical products; and

Whereas, Client and CoreRx desire to enter into this Agreement to govern the relationship between the parties and to define the conditions under which CoreRx will perform development, manufacturing and supply services with respect to one or more Client drug candidates.

Agreement

Now, Therefore, in consideration of the foregoing and the mutual covenants and premises contained in this Agreement, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereto agree as follows:

1.	Definitions.

1.1“Adverse Event” shall mean any adverse event associated with the use of any Product in humans, whether or not considered drug-related, including an adverse event occurring in the course of the use of a Product in professional practice, in studies, in investigations or in tests or an adverse event occurring from Product overdose (whether accidental or intentional), from Product abuse, or from Product withdrawal, as well as any toxicity, sensitivity, failure of expected pharmacological action, or laboratory abnormality that is, or is thought by the reporter to be, serious or associated with relevant clinical signs or symptoms.

1.2“API” shall mean any active pharmaceutical ingredient that is the subject of a Client research and development program, as identified with particularity in a particular Work Order.

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1.3“cGMPs” shall mean the then-current good manufacturing practices and standards for the production, manufacture, testing, handling and storage of pharmaceutical intermediates and active pharmaceutical ingredients applicable to both commercial and investigational quantities of compounds (as applicable), as set forth in: (a) Parts 210 and 211 of Title 21 of the U.S. Code of Federal Regulations (21 CFR 210 and 21 CFR 211); and (b) European Community Directive 2003/94/EC and the Rules Governing Medicinal Products in the European Union, Volume 4 (Medicinal Products for Human and Veterinary Use: Good Manufacturing Practice); in each case, as may be amended from time to time after the Effective Date, and as interpreted by ICH Harmonised Tripartite Guideline, Good Manufacturing Practice Guide for Active Pharmaceutical Ingredients.

1.4“Client Intellectual Property” shall have the meaning provided in Section 8.1.

1.5“CoreRx Background IP” shall have the meaning provided in Section 8.2.

1.6“CoreRx Inventions” shall have the meaning provided in Section 8.2.

1.7 “EMEA” shall mean the European Medicines Agency or the successor thereto.

1.8“FD&C Act” shall mean the United States Federal Food, Drug and Cosmetic Act and regulations promulgated thereunder, as each may be amended from time to time.

1.9“FDA” shall mean the United States Food and Drug Administration or the successor thereto.

1.10“Finished Product” shall mean a pharmaceutical product, in either bulk or finished form, that contains a particular API, as identified with particularity in a particular Work Order.

1.11“Latent Defect” shall mean a defect that causes a Product to fail to conform to the Specifications or to the warranties provided by CoreRx hereunder, which defect is not discoverable upon reasonable physical inspection and testing performed pursuant to Article 6 but is discovered at a later time (e.g., in the course or as a result of long-term stability studies).

1.12“Master Batch Record” shall mean the formal set of instructions approved by the parties for production or manufacture of any Product.

1.13“Materials” shall mean starting materials, solvents, reagents, catalysts, components, excipients, other ingredients and packaging and labeling materials used in the manufacture and packaging of any Product.

1.14“Product” shall mean API or Finished Product, as applicable.

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1.15 “Quality Agreement” shall mean the quality agreement (including all schedules and appendices attached thereto), as further defined in Section 7.6, setting forth the guidelines and responsibilities of the parties in connection with the Product as they relate to quality control, quality assurance, testing, qualification, validation, and release, and authorization for shipment, as such quality agreement may be amended from time to time by the parties in accordance with the terms thereof.

1.16“Regulatory Approval” shall mean any approvals (including supplements, amendments, pre-marketing and post-marketing approvals, and pricing and reimbursement approvals), licenses, registrations or authorizations of any national (e.g., the FDA), supra-national (e.g., the EMEA), regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity, necessary for the manufacture, distribution, use or sale of Product in a regulatory jurisdiction.

1.17“Results” shall have the meaning provided in Section 3.5.

1.18“Services” shall mean any and all manufacturing, formulation, filling, packaging, inspection, labeling, and/or testing activities performed, or to be performed, by CoreRx with respect to any Product(s) pursuant to this Agreement, as more fully set out in Work Order(s) entered into by the parties.

1.19“Specifications” shall mean the applicable written specifications for a particular Product, as in effect from time to time, including any test methods and in-process specifications relating thereto.  The Specifications for any Product to be manufactured and supplied by CoreRx to Client pursuant to any Work Order (including any amendment to such Specifications) shall be attached as an exhibit to such Work Order.

1.20 “Term” shall have the meaning provided in Section 11.1.

1.21“Work Order” shall have the meaning provided in Section 3.2.

1.22“Work Product” shall mean any and all results (including Results) and products (interim and/or final) of the Services performed by or on behalf of CoreRx hereunder, whether tangible or intangible, including, without limitation, the Master Batch Records and each and every invention, discovery, design, drawing, protocol, process, technique, formula, trade secret, device, compound, substance, material, pharmaceutical, method, software program (including, without limitation, object code, source code, flow charts, algorithms and related documentation), listing, routine, manual and specification, whether or not patentable or copyrightable, that are authored, made, developed, perfected, designed, conceived or first reduced to practice by or on behalf of CoreRx hereunder, either solely or jointly with others, in the course and as a result of performing the Services.

2.	Coordinators

Within 10 days after the Effective Date hereof, Client and CoreRx shall each appoint an authorized representative for the exchange of all communications, other than

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legal notices, related to the Services.  Each party shall provide notice to the other party as to the name and title of the individuals so appointed.  Each party may replace its authorized representative at any time for any reason by providing written notice to the other party in accordance with Section 13.10.

3.	Scope of Services.

3.1Scope of Agreement.  As a master form of contract, this Agreement allows the parties to contract for multiple Services through the issuance of multiple Work Orders, without having to re-negotiate the basic terms and conditions contained herein.

3.2Performance of Services.  The specific manufacturing, formulation, filling, packaging, inspection, labeling, and/or testing activities to be performed by CoreRx with respect to a particular Product shall be separately specified in writing on terms and in a form acceptable to the parties (each such writing, a “Work Order”).  Each Work Order shall be signed by both parties, shall be attached to this Agreement as part of Exhibit A, and shall set forth, upon terms mutually agreeable to the parties, the specific Services to be performed by CoreRx, and the compensation to be paid by Client to CoreRx for the provision of such Services, as well as any other relevant terms and conditions.  If any such Services include the development of specific Work Product, the specifications of such Work Product shall be mutually agreed upon by the parties and set forth on the relevant Work Order.  Each Work Order shall be subject to all of the terms and conditions of this Agreement, in addition to the specific details set forth in the Work Order.  To the extent any terms or provisions of a Work Order conflict or are inconsistent with the terms and provisions of this Agreement, the terms and provisions of this Agreement shall control, unless the Work Order expressly states the intent of the parties that a particular provision of such Work Order supersede this Agreement.  The parties shall attach a copy of each Work Order to this Agreement, and each such Work Order shall be incorporated herein by reference.  Any changes to such Work Order shall be in writing, executed by each party, attached to the original Work Order and incorporated therein and attached hereto as part of Exhibit A.

3.3Compliance with Work Orders and Law.  CoreRx agrees to perform the Services set forth in each Work Order in a competent and professional manner and in strict accordance with the terms and conditions contained in this Agreement and such Work Order.  CoreRx perform its obligations hereunder in conformance with all applicable federal, state and local statutes, rules and regulations, including, without limitation, cGMPs (except to the extent otherwise specified in a Work Order), the FD&C Act and all regulatory, environmental, health and safety rules and regulations applicable to the development, manufacture and supply of Product hereunder.

3.4Client’s Approval of Subcontractors.  Except as expressly agreed upon by the parties in the applicable Work Order, CoreRx shall not subcontract any of the Services under a Work Order without first obtaining Client’s prior written consent.  CoreRx will at all times be responsible for the compliance of its permitted subcontractors with the terms and conditions of this Agreement and the applicable Work Order.

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3.5Results.  All data generated by CoreRx or its employees, agents, consultants, Client-approved subcontractors or other representatives in the course of conducting Services, whether in written, graphic or electronic form or contained in any computer database or in any computer readable form (collectively, the “Results”), will be owned solely by Client.  CoreRx shall record, or cause to be recorded, all Results in a timely, accurate and complete manner.  All Results collected shall be delivered to Client by CoreRx in a timely manner throughout the performance of Services.  Client shall have the right to review, publish, disclose and use any Results as Client, in its sole discretion, deems appropriate, including, without limitation, in submission to any U.S. or foreign regulatory authority.  Any copyrightable work created in connection with the performance of the Services (inclusive of any copyrightable Work Product) and contained in or relating to the Results will be considered a “work made for hire,” as such term is defined in the U.S. Copyright Act, whether published or unpublished, and all rights therein will be the sole property of Client as author and owner of copyright in such work.  For purposes of clarification, this section shall apply to each Work Order individually.

4.	Manufacture and Supply

4.1Product Specifications; Testing. All Products supplied hereunder will be manufactured in accordance with the applicable Specifications and (except to the extent otherwise specified in a Work Order) cGMPs, and shall conform to the applicable Specifications.  CoreRx shall test each batch of Product in accordance with the testing standards and procedures set forth in the Specifications and supply Client with a certificate of analysis (“Certificate of Analysis”) confirming that such batch conforms to the Specifications applicable to such Product.  Client shall be entitled to rely on the Certificate of Analysis and, upon delivery of such Product, Client may then retest the batch of Product as more fully set forth in Article 6 to confirm that it meets such Specifications, but Client is not required to perform any further testing of such Product.  The parties acknowledge that the Specifications for a Product may need to be refined and modified as the parties gain experience with the manufacture, testing and use of such Product or as necessary to comply with FDA, EMEA or other regulatory requirements.  Accordingly, Client and CoreRx agree to negotiate in good faith to modify the Specifications from time to time as appropriate.  Significant modifications may be subject to additional Work Orders or applicable addendums as agreed upon in writing by both parties.

4.2Manufacture of Product.  CoreRx shall manufacture Product in accordance with the Specifications and all applicable laws, rules and regulations, as then in effect, including, without limitation, cGMPs, the FD&C Act, and all laws, rules and regulations applicable to the transportation, storage, use, handling and disposal of hazardous materials, and CoreRx further agrees perform its Product and Materials manufacturing, storage or processing obligations hereunder consistent with generally accepted industry standards for the performance of services of a similar nature and in a manner so as to ensure that such Products and Materials do not become contaminated with any other materials, compounds or allergens that may be stored, manufactured or processed by CoreRx at its facilities.  Upon request and at mutually agreeable times, CoreRx will permit representatives of Client to observe such manufacture and to have

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access to any relevant records in connection with such manufacture as more fully provided in Section 4.4 below.  CoreRx represents and warrants to Client that it has and will maintain, and CoreRx’s facilities at which the Services will be rendered have and will maintain, during the Term of this Agreement all government permits, including, without limitation, health, safety and environmental permits, necessary for the conduct of the actions and procedures that it undertakes pursuant to this Agreement, inclusive of the Services.

4.3Regulatory Approvals.  Client shall be the sole and exclusive owner of all right, title and interest in and to all Regulatory Approvals with respect to any Product, and, except as otherwise expressly set forth herein, Client shall be responsible for all filings necessary to obtain or maintain such Regulatory Approvals.  CoreRx agrees to use its commercially reasonable efforts to assist Client in obtaining and maintaining Regulatory Approvals with respect to Products.  Without limiting the generality of the foregoing, CoreRx agrees to cooperate with any pre-approval inspection by the FDA, EMEA or other regulatory agency.

4.4Documentation. CoreRx shall keep complete, accurate and authentic accounts, notes, data and records of the Services performed under this Agreement adequate to comply with all applicable laws, rules and regulations.  Without limiting the generality of the foregoing, CoreRx shall be responsible for establishing and maintaining the Master Batch Record pertaining to the manufacture of the Products in accordance with applicable law and regulations, and CoreRx shall maintain complete and adequate records pertaining to the methods and facilities used by it for the manufacture, processing, testing, packing, labeling, holding and distribution of Products as necessary to permit the Product to be used in humans.  Designated representatives of Client shall, upon reasonable notice to CoreRx, have access to and shall be permitted to review all such records.  Upon Client’s written request, CoreRx shall supply Client with copies of such records, including its Master Batch Records, for the purposes of assuring product quality and compliance with cGMPs.  Except as otherwise specified in a Work Order, following expiration or termination of this Agreement, CoreRx shall (a) continue to make all such records available to Client for a period of five (5) years from the date of such expiration or termination or (b) upon Client’s written request, transfer such records to Client.  After expiration of such retention period, CoreRx shall either transfer such records to Client or destroy such records, as determined by Client in its sole discretion.  This Section 4.4 is subject to any provision of a Work Order providing for CoreRx to deliver any such records to Client.  SOPs are excluded as per CoreRx’s internal guidelines.  SOPs may be reviewed by Client at the CoreRx’s location.

4.5Samples.  CoreRx shall retain samples of each batch of Product and in‑process materials for such batch for a period of [***] years after Client’s acceptance of such batch.  The sample size shall be [***] the size necessary to conduct quality control testing.  Upon Client’s written request, CoreRx shall provide Client with up to one-half the original amount of the retained samples.

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4.6Delivery Timing. CoreRx shall use all commercially reasonable efforts to supply all amounts of the Product ordered by Client on a timely basis in accordance with the applicable Work Order.

5.	Payment.

CoreRx shall invoice Client in writing on the schedule and in the amount(s) specified in each Work Order.  Unless otherwise specified in a Work Order, Client shall pay each invoice within 30 days of Client’s receipt of the applicable invoice. If a portion of any invoice submitted by CoreRx hereunder is disputed in good faith by Client, then Client shall provide CoreRx with prompt notice thereof, pay the undisputed amounts as set forth in the immediately preceding sentence, and the parties shall use their good faith efforts to reconcile any disputed amount within [***] days of the date of Client’s receipt of such invoice, following which Client shall promptly remit such reconciled amount, if any, to CoreRx.

6.	Delivery and Acceptance.

6.1Quality Control Sample and Documentation.  Except as otherwise specified in a Work Order, prior to the delivery of any batch of Product, CoreRx shall provide Client with (a) if requested by Client, a quality control sample of such batch for the purpose of confirming that such batch meets the Specifications, (b) a copy of the batch records for such batch, together with written confirmation that such batch records have been reviewed and approved by CoreRx’s quality assurance unit and (c) a Certificate of Analysis.

6.2Delivery; Product Storage.

(a)All Products and other Materials provided by CoreRx are delivered EXW (Incoterms 2010) CoreRx’s facilities and the title shall pass to Client upon such delivery to Client’s designated common carrier at such facility. If CoreRx provides storage services, title and risk of loss shall pass to Client upon transfer to storage.

(b)Upon Client’s request, CoreRx shall provide warehouse storage services for the Product at CoreRx’s facility, or at any other third-party facility that is approved in advance in writing by Client, all as mutually agreed upon by the parties in a Work Order. The Product shall be warehoused in accordance with applicable laws, including cGMPs.

6.3Acceptance and Rejection.

(a)Client may reject any Product supplied hereunder that does not conform with the Specifications or with cGMPs.  Any such notice of rejection shall be in writing and shall indicate the reasons for such rejection.

(b)Client shall have [***] from the date of receipt of the Product and all associated quality control samples and documentation (inclusive of the Certificate of Analysis) to inspect such Product, review the Certificate of Analysis and other documents

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and/or perform or have performed any or all of the quality control procedures outlined in the relevant Specifications or the Quality Agreement to determine if the Product conforms to the Specifications. In order to reject Product, Client must give written notice to CoreRx of such rejection within [***] after receipt of such Product and the associated quality control samples and documentation, and if no such notice of rejection is received, Client shall be deemed to have accepted such delivery of Product within [***] of delivery thereof; provided, however, that in the event a Latent Defect is discovered by Client after such [***] inspection period, Client shall promptly, and in no event more than [***] after discovery of such Latent Defect, provide written notice to CoreRx rejecting such Product as a result of such discovered Latent Defect.

(c)After notice of rejection is given, Client shall cooperate with CoreRx in determining whether rejection is necessary or justified.  CoreRx will evaluate process issues and other reasons for such non-compliance.  CoreRx shall notify Client as promptly as reasonably possible whether it accepts Client’s basis for any rejection.  If CoreRx in good faith disagrees with Client’s determination that certain Product does not meet the Specifications, such Product shall be submitted to a mutually acceptable third party laboratory.  Such third party laboratory shall determine whether such Product meets the Specifications, and the parties agree that such laboratory’s determination shall be final and determinative.  The party against whom the third party tester rules shall bear all costs of the third party testing.  Whether or not CoreRx accepts Client’s basis for rejection, promptly on receipt of a notice of rejection of Product, CoreRx shall replace such rejected Product, at its cost, within [***], subject to Section 6.3(e) of this Agreement.  If the third party tester rules that such Product meets Specifications, Client shall purchase that batch at the agreed-upon price, irrespective of whether CoreRx has already replaced it.

(d)Client may not destroy any rejected Product until it receives written notification from CoreRx that CoreRx does not dispute that such Product fails to meet Specifications and that CoreRx does not request return of such Product.  Upon authorization from CoreRx to do so, Client shall destroy such rejected Product promptly at CoreRx’s cost and provide CoreRx with certification of such destruction.  Client shall, upon receipt of CoreRx’s request for return of rejected Product, promptly return such Product to CoreRx, at CoreRx’s cost.

(e)Client acknowledges that, where CoreRx is required to manufacture and deliver a Product for use in clinical trials where the manufacturing process has not been validated yet, failing to meet the manufacturing Specifications shall not constitute a failure to deliver, provided that CoreRx has complied with the processes and procedures established in the batch record for the manufacture of the Product at the date of manufacture.

7.	Regulatory.

7.1Adverse Event Reporting; Product Complaints.  Client shall be responsible for all reporting to regulatory authorities of Adverse Events associated with the use of any Product supplied by CoreRx hereunder.  If CoreRx becomes aware of any Adverse Events associated with the use of such Products, it shall report all information in

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its possession regarding such event to Client as soon as practicable after becoming aware of such information, and shall cooperate with Client as necessary to investigate such event and to report such event to regulatory authorities.

7.2Regulatory Compliance.  CoreRx shall comply with all regulatory requirements with respect to Products imposed by applicable law upon CoreRx as the manufacturer of the Products.  CoreRx shall, on a timely basis, provide Client with information in CoreRx’s possession relevant to its role as the manufacturer of Products that is reasonably necessary for Client to obtain or maintain Regulatory Approvals or otherwise to comply with applicable regulatory requirements, as specified in the scope of the Work Order.

7.3Cooperation.  CoreRx will provide to Client such documentation, data and other information relating to Products as Client may require for submission to regulatory authorities.  CoreRx shall also provide, upon request by Client, information concerning its production processes and quality control procedures with respect to Products.

7.4Regulatory Inspections.  CoreRx agrees to promptly inform Client of any regulatory inquiry, communication or inspection, which directly relates to a Work Order or manufacture of the Products, and CoreRx shall make its relevant facilities and all records relating to such Work Order or the manufacture of the Products, available to the FDA or other regulatory authorities.  All other aspect of interactions with Regulatory Authorities shall be governed by the Quality Agreement between parties.

7.5Lot Documentation.  CoreRx shall maintain and shall provide to Client the documents set forth in the Specifications for each lot of Product.

7.6Quality Agreement. Concurrently with the parties entering into a Work Order pursuant to which Product will be manufactured by CoreRx or supplied to Client, the parties will enter into the Quality Agreement, which will govern the quality assurance obligations and responsibilities of the parties with respect to such Product.  The Quality Agreement shall in no way determine liability or financial responsibility of the parties for the responsibilities set forth therein.  Notwithstanding anything to the contrary in this Agreement or in any other document or agreement, in the event of a conflict between this Agreement and the Quality Agreement in relation to issues of quality, the Quality Agreement shall control; in all other cases, the terms and conditions of this Agreement shall govern and control.

7.7Quality Audits and Inspections. During the Term of this Agreement, duly-authorized employees, agents and representatives of Client shall be granted access to the CoreRx’s facilities where the Services are rendered once per calendar year and upon reasonable notice as per the terms of the Quality Agreement for the purpose of inspecting and verifying that CoreRx is complying with the Quality Agreement, applicable laws, the Specifications and the Master Batch Records.  CoreRx shall make all records regarding its performance under this Agreement reasonably available for inspection by Client at such audits, as well as any records relating to performance of any third parties that are performing under this Agreement or supplying materials or ingredients to be used in the

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performance of this Agreement. Client shall have the right to perform additional audits solely to the extent necessary to address specific quality problems with the Product, however such problems must be identified in writing prior to such audit.  In the event that deficiencies in meeting with the requirements of this Agreement or the Quality Agreement are discovered by Client or such regulatory authority and reported to CoreRx, CoreRx shall respond, in accordance with the terms of the Quality Agreement, and in any case within a reasonable period of time, to Client with a written plan for corrective action and shall execute such plan as mutually agreed or as required by applicable law. CoreRx shall provide Client promptly with a copy of any inspection reports related to Product that was developed under this Agreement.

8.Ownership of Intellectual Property.

8.1Client Intellectual Property. CoreRx understands and agrees that the underlying rights to the intellectual property and materials that are the subject of each Work Order, including, without limitation, all intellectual property rights in Products, are owned solely by Client.  Neither CoreRx nor any Client-approved subcontractor shall acquire any rights of any kind whatsoever with respect to Products as a result of conducting Services.  All rights to Work Product generated in the performance of work conducted under this Agreement by CoreRx’s employees, agents, consultants, subcontractors or other representatives, either solely or jointly with employees, agents, consultants or other representatives of Client, including all patent and other intellectual property rights therein (collectively, “Client Intellectual Property”), will be owned solely by Client and CoreRx agrees to assign and does hereby assign to Client, all right, title and interest in and to such Client Intellectual Property; provided, however, that Client Intellectual Property shall not include CoreRx Inventions (defined below).  At Client’s request and expense, CoreRx will provide Client with reasonable assistance to perfect Client’s ownership interest in Client Intellectual Property and in obtaining, securing and maintaining patents and other intellectual property rights therein.  CoreRx and all employees, agents, consultants and subcontractors of CoreRx shall sign and deliver to Client all writings and do all such things as may be necessary or appropriate to vest in Client all right, title and interest in and to such Work Product and Client Intellectual Property.  CoreRx will promptly disclose to Client any such Work Product arising under this Agreement.  Client may, in its sole discretion, file and prosecute in its own name and at its own expense, patent applications on any patentable inventions within the Work Product.  Upon the request of Client, and at the sole expense of Client, CoreRx will assist Client in the preparation, filing and prosecution of such patent applications and will execute and deliver any and all instruments necessary to effectuate the ownership of such patent applications and to enable Client to file and prosecute such patent applications in any country.

8.2CoreRx Inventions.  As used in this Agreement, “CoreRx Inventions” means any and all inventions, discoveries and improvements conceived or made by CoreRx employees, agents, affiliates or subcontractors after the Effective Date and independently of the performance of Services pursuant to this Agreement.  If any license to intellectual property rights that are owned or controlled by CoreRx (including rights to CoreRx Inventions, collectively the “CoreRx Background IP”) may be necessary to allow

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Client to fully exploit the Product or practice or otherwise use any Work Product resulting from the performance of a Work Order for Client’s research, development and commercialization of Products, CoreRx shall disclose such CoreRx Background IP to Client in writing prior to executing or performing any Services under such Work Order, and CoreRx agrees to grant and does hereby grant to Client a perpetual, worldwide, fully-paid, sublicensable, non-exclusive license under such CoreRx Background IP rights solely for Client’s research, development and commercialization of Products.

9.	Confidentiality.

9.1Confidentiality Obligation.  During the Term of this Agreement and for a period of [***], CoreRx will maintain all Confidential Information (as defined below) as confidential and will not disclose any Confidential Information or use any Confidential Information for any purpose, except (a) as expressly authorized by this Agreement, (b) as permitted by Section 9.3, or (c) to its employees, agents, consultants, Client-approved subcontractors and other representatives who require access to such information to accomplish the purposes of this Agreement so long as such persons are under obligations regarding the confidentiality of the Confidential Information and the ownership of Work Product that are consistent with and no less protective to Client than the terms of this Agreement.  CoreRx may use the Confidential Information only to the extent required to accomplish the purposes of this Agreement.  CoreRx will use at least the same standard of care, and in no event less than a reasonable degree of care, as it uses to protect its own confidential information to ensure that its employees, agents, consultants, Client-approved subcontractors and other representatives do not disclose or make any unauthorized use of the Confidential Information.  CoreRx will promptly notify Client upon discovery of any unauthorized use or disclosure of the Confidential Information.

9.2Definition.  For purpose of this Agreement, “Confidential Information” means all information provided by or on behalf of Client to CoreRx in connection with any Services and all data, inventions and information developed in or as a result of the activities undertaken by CoreRx in connection with any Services (including, without limitation, the Work Product, Results and Client Intellectual Property), whether in oral, written, graphic or electronic form.  Notwithstanding the foregoing, Confidential Information will not include any information which CoreRx can demonstrate by competent evidence:  (a) is now, or hereafter becomes, through no act or failure to act on the part of CoreRx or any of its employees, agents, consultants or subcontractors, generally known or available; (b) is known by CoreRx at the time of receiving such information; or (c) is hereafter furnished to CoreRx by a third party, as a matter of right and without restriction on disclosure.

9.3Authorized Disclosure.  Notwithstanding Section 9.1, CoreRx may disclose Confidential Information, without violating its obligations under this Agreement, to the extent the disclosure is required by a valid order of a court or other governmental body having jurisdiction, provided that CoreRx gives reasonable prior written notice to Client of such required disclosure and, at Client’s request and expense, cooperates with Client’s efforts to obtain a protective order preventing or limiting the disclosure and/or

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requiring that the Confidential Information so disclosed be used only for the purposes for which the law or regulation requires, or for which the order was issued.

9.4Third Party Confidential Information.  CoreRx shall not disclose to Client any confidential or proprietary information that belongs to any third party during its performance under this Agreement.

10.	Representations and Warranties.

10.1Mutual Representations and Warranties.  Each party represents and warrants to the other party that (a) it is duly organized and validly existing under the laws of the state of its incorporation and has full power and authority to enter into this Agreement, (b) this Agreement has been duly authorized, and (c) this Agreement is binding upon it and the execution, delivery and performance of this Agreement does not conflict with, or constitute a default under, any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound.

10.2CoreRx Representations and Warranties.  CoreRx represents and warrants to Client that: (a) it will perform the Services in accordance with this Agreement and, as applicable, the Quality Agreement, and in compliance with the written specifications and instructions expressly set forth or referenced in the Work Order and United States current Good Manufacturing Practices or current Good Laboratory Practices, as applicable; (b) at the time of sale and shipment to Client or its designee by CoreRx, the Product (i) will be conveyed with good title, free and clear from any security interest, lien or encumbrance, (ii) will not be adulterated or misbranded within the meaning of the FD&C Act or comparable applicable laws in any country, and (iii) will not be an article that may not be introduced into interstate commerce under the provisions of Sections 404 or 505 of the FD&C Act or comparable applicable laws in any country; (c) CoreRx’s performance of the Services under this Agreement will not infringe or misappropriate any intellectual property rights of any third party, and Client’s practice of any CoreRx Background IP that may be licensed to Client in accordance with Section 8.2 will not infringe or misappropriate any intellectual property rights of any third party; and (d) CoreRx will not use or incorporate any third party technology, components or intellectual property in any Products or Materials manufactured hereunder without obtaining Client’s prior written consent.

10.3DISCLAIMER. THE WARRANTIES SET FORTH IN THIS AGREEMENT ARE THE SOLE AND EXCLUSIVE WARRANTIES MADE BY EACH PARTY TO THE OTHER, AND NEITHER PARTY MAKES ANY OTHER REPRESENTATIONS, WARRANTIES OR GUARANTEES OF ANY KIND WHATSOEVER, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE.

10.4No Debarment.  CoreRx hereby certifies that it has not been debarred under the provisions of the Generic Drug Enforcement Act of 1992, 21 U.S.C. §306.  In the event that CoreRx:  (a) becomes debarred; or (b) receives notice of action or threat of action with respect to its debarment, during the Term of this Agreement, CoreRx agrees

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to notify Client immediately.  In the event that CoreRx becomes debarred as set forth in clause (a) above, this Agreement will automatically terminate without any further action or notice by either party.  In the event that CoreRx receives notice of action or threat of action as set forth in clause (b) above, Client will have the right to terminate this Agreement immediately.

10.5No Services of Debarred Persons.  CoreRx hereby certifies that it has not and will not use in any capacity the services of any individual, corporation, partnership, institution or association which has been debarred under 21 U.S.C. §30.  In the event CoreRx becomes aware of the debarment or threatened debarment of any individual, corporation, partnership, institution or association providing services to CoreRx which directly or indirectly relate to CoreRx’s activities under this Agreement, CoreRx will notify Client immediately.

10.6Limitation of Liability.  TOTAL LIABILITY OF EITHER PARTY TO THE OTHER PARTY UNDER THIS aGREEMENT SHALL IN NO EVENT EXCEED [***]. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF PERFORMANCE OF SERVICES UNDER THIS MASTER AGREEMENT, INCLUDING WITHOUT LIMITATION LOSS OF REVENUES, PROFITS OR DATA, WHETHER IN CONTRACT OR IN TORT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE LIMITATIONS AND EXCLUSIONS OF LIABILITY IN THIS SECTION 10.6 DO NOT APPLY TO DAMAGES ARISING OUT OF ANY OF THE FOLLOWING: (I) THE INTENTIONAL TORTS, UNLAWFUL CONDUCT OR GROSS NEGLIGENCE OF A PARTY; (II) CORERX’S BREACH OF ITS OBLIGATIONS WITH RESPECT TO CONFIDENTIAL INFORMATION OF CLIENT; OR (III) A PARTY’S MISAPPROPRIATION OR INFRINGEMENT OF THE OTHER PARTY’S INTELLECTUAL PROPERTY RIGHTS.

11.	Term, Termination.

11.1Term.  The term of this Agreement shall commence on the Effective Date and shall continue until [***]  (the “Term”).

11.2Termination of Agreement At Will.  Client may terminate this Agreement or any Work Order at any time upon [***] days’ prior written notice to CoreRx. Additionally, this Agreement may be terminated at any time effective upon the mutual written agreement of the parties. Notwithstanding the foregoing, if Services under any Work Order are in progress on the date on which Client gives notice under this Section 11.2, then, at Client’s option, termination under this Section 11.2 shall not be effective until the later of (a) [***] days after the date on which the other party receives such notice of termination, or (b) the date on which the Services to be provided under the Work Order have been completed.  In the event Client terminates a Work Order, CoreRx shall retain the Initial Payment as outlined in the Work Order as a project cancellation charge. In the event the Work Order includes cGMP manufacturing activities and the project is cancelled inside 90 days of the scheduled manufacturing date, Client will owe CoreRx the greater sum of [***]% of the cost of the manufacturing section, plus any fees accrued prior to cancellation.

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11.3Termination of Agreement for Material Breach.  A party may terminate this Agreement or any Work Order for material breach of this Agreement by the other party upon [***] days’ written notice specifying the nature of the breach, if such breach has not been cured within such [***]‑day period.  If such notice of breach is for breach of a Work Order, such notice shall note the specific Work Order under which such breach is claimed.

11.4Payment upon Early Termination.  In the event of termination prior to completion of the Services specified in any Work Order, CoreRx shall be paid for all work completed through the date of termination in accordance with this Agreement and such Work Order, including reasonable and documented out-of-pocket expenses and any non-cancellable commitments incurred by CoreRx in accordance with this Agreement and such Work Order.

11.5Effects of Termination.  Upon termination of this Agreement, CoreRx shall promptly provide to Client copies of any such manufacturing documentation that CoreRx maintains or stores. Commencing promptly upon the effective date of termination of this Agreement, CoreRx shall transfer to Client copies of the most current versions of all such materials, regulatory and manufacturing documentation then at CoreRx, and shall make CoreRx’s personnel and other resources reasonably available, at [***], as necessary to effect an orderly transfer to Client, in each case subject to any restrictions or limitations owed by CoreRx to any third parties.  In the event that such documentation referenced in this paragraph include any CoreRx Background IP, CoreRx hereby grants to Client under CoreRx’s Background IP [***] solely to use such documentation to manufacture and supply Product.

12.	Indemnification; Liability.

12.1Client Indemnification.  Client hereby agrees to save, defend, indemnify and hold harmless CoreRx and its officers, directors, employees, consultants and agents (“CoreRx Indemnities”) from and against any and all losses, damages, liabilities, expenses and costs, including reasonable legal expense and attorneys’ fees (“Losses”), to which any such CoreRx Indemnity may become subject as a result of any claim, demand, action or other proceeding by any third party to the extent such Losses arise out of: (a) the breach by Client of any representation, warranty, covenant or agreement made by it under this Agreement; (b) the gross negligence or willful misconduct of any Client Indemnity; or (c) the Client’s development, manufacture, use, handling, storage, sale or other disposition of any Product by or on behalf of Client; except, in each case, to the extent such Losses result from the material breach by CoreRx of any representation, warranty, covenant or agreement made by it under this Agreement or the gross negligence or willful misconduct of any CoreRx Indemnity.

12.2CoreRx Indemnification.  CoreRx hereby agrees to save, defend, indemnify and hold harmless Client and its officers, directors, employees, consultants, contractors and agents (“Client Indemnities”) from and against any and all Losses to which any such Client Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any third party to the extent such Losses arise out of: (a)

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the breach by CoreRx of any representation, warranty, covenant or agreement made by it under this Agreement; (b) any claim of infringement or misappropriation of intellectual property rights of a third party related to Client’s practice of any CoreRx Background IP that may be licensed to Client in accordance with Section 8.2; or (c) the gross negligence or willful misconduct of any CoreRx Indemnity; except, in each case, to the extent such Losses result from the material breach by Client of any representation, warranty, covenant or agreement made by it under this Agreement or the gross negligence or willful misconduct of any Client Indemnity.

12.3Control of Defense.  In the event a party seeks indemnification under Section 12.1 or 12.2, it shall inform the other party (the “Indemnifying Party”) of a claim as soon as reasonably practicable after it receives notice of the claim, shall permit the Indemnifying Party to assume direction and control of the defense of the claim (including the right to settle the claim solely for monetary consideration), and shall cooperate as requested (at the expense of the Indemnifying Party) in the defense of the claim.

13.General Provisions.

13.1Hazardous Materials. Client warrants to CoreRx that no specific safe handling instructions are applicable to any Client-supplied materials, except as disclosed to CoreRx in writing by the Client in sufficient time for review and training by CoreRx prior to delivery. Client will provide safety and potency ratings for the active pharmaceutical ingredients (API) and CoreRx assumes the materials have been assigned a level [***] (or lower) SafeBridge or equivalent safety rating.  Rating shall be provided by SafeBridge or an equivalent certified consultant.  CoreRx assumes no liability for Client’s compound(s).

13.2No Implied Licenses.  No right or license is granted under this Agreement by either party to the other, either expressly or by implication, except those specifically set forth herein.

13.3Independent Contractor Relationship.  CoreRx’s relationship with Client will be that of an independent contractor and nothing in this Agreement should be construed to create a partnership, joint venture, or employer-employee relationship.  CoreRx is not an agent of Client and is not authorized to make any representation, contract, or commitment on behalf of Client.

13.4Use of Names.  Neither party shall use the other party’s name or the names of the other party’s employees in any advertising or sales promotional material or in any publication without prior written permission of the other party.

13.5Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, USA, excluding its conflicts of laws principles.

13.6Dispute Resolution. If a dispute arises between the parties in connection with this Agreement or any Work Order entered into hereunder, the respective Senior Executives of CoreRx and Client shall first attempt to resolve the dispute. If such Senior Executives cannot resolve the dispute, then the parties may mutually agree to resolve

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such dispute in Delaware (or such other location as the parties may mutually agree) by binding arbitration in accordance with the then existing commercial arbitration rules of the American Arbitration Association. Judgment on any arbitration award may be entered by any court having jurisdiction. In the event that the parties’ Senior Executives are unable to resolve such dispute, or if the parties do not mutually agree to resolve such dispute by binding arbitration, then either party may take whatever lawful actions are necessary to resolve such dispute. Nothing in this Section 13.6 shall preclude either party from taking whatever actions are reasonably necessary to prevent immediate, irreparable harm to its interests, including seeking equitable relief.

13.7Entire Agreement; Modification.  This Agreement (including any Exhibit(s) hereto) is both a final expression of the parties’ agreement and a complete and exclusive statement with respect to all of its terms.  This Agreement supersedes all prior and contemporaneous agreements and communications, whether oral, written or otherwise, concerning any and all matters contained herein, and including without limitation, that certain Proposal Number [***] dated [***], previously submitted to Client by CoreRx and which the parties agree shall be the subject of a Work Order to be entered into hereunder.  This Agreement may only be modified or supplemented in a writing expressly stated for such purpose and signed by the parties to this Agreement.

13.8Non-Waiver.  The failure of a party to insist upon strict performance of any provision of this Agreement or to exercise any right arising out of this Agreement shall neither impair that provision or right nor constitute a waiver of that provision or right, in whole or in part, in that instance or in any other instance.  Any waiver by a party of a particular provision or right shall be in writing, shall be as to a particular matter and, if applicable, for a particular period of time and shall be signed by such party.

13.9Assignment.  Except as expressly provided hereunder, neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred by either party without the prior written consent of the other party (which consent shall not be unreasonably withheld); provided, however, that Client may assign this Agreement and its rights and obligations hereunder without CoreRx’s consent to an affiliate or wholly-owned subsidiary of Client, or in connection with the transfer or sale of all or substantially all of Client’s business to which this Agreement relates to an affiliate or third party, whether by merger, sale of stock, sale of assets or otherwise.  Client will notify the CoreRx, in writing, of any Assignments that have been transferred or sold which directly affect the CoreRx, within 5 business days of the action. CoreRx may not subcontract or otherwise delegate its obligations under this Agreement without Client’s prior written consent.  The rights and obligations of the parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties, and the name of a party appearing herein will be deemed to include the name of such party’s successors and permitted assigns to the extent necessary to carry out the intent of this section.  Any assignment not in accordance with this Agreement shall be void.

13.10No Third Party Beneficiaries.  This Agreement is neither expressly nor impliedly made for the benefit of any party other than those executing it.

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13.11Severability.  If, for any reason, any part of this Agreement is adjudicated invalid, unenforceable or illegal by a court of competent jurisdiction, then such adjudication shall not, to the extent feasible, affect or impair, in whole or in part, the validity, enforceability or legality of any remaining portions of this Agreement.  All remaining portions shall remain in full force and effect as if the original Agreement had been executed without the invalidated, unenforceable or illegal part.

13.12Notices.  Any notice to be given under this Agreement must be in writing and delivered either in person, by hand delivery, overnight courier or email confirmed thereafter by any of the foregoing, to the party to be notified at its address given below, or at any address such party has previously designated by prior written notice to the other.  Notice shall be deemed sufficiently given for all purposes upon the date of actual receipt.

If to Client, notices must be addressed to:

Company:	JanOne Inc.
Address:	325 East Warm Springs Road Suite 102
City, State, Zip:	Las Vegas, Nevada, 89119
Contact:	Tony Isaac, CEO
Tel:	[***]
eMail:	[***]

With copy (which shall not constitute notice) to:

Company:	JanOne Inc.
Address:	325 East Warm Springs Road Suite 102
City, State, Zip:	Las Vegas, Nevada, 89119
Contact:	Michael J. Stein, Esq.
Tel:	[***]
eMail:	[***]

If to CoreRx, notices must be addressed to:

Company:	CoreRx, Inc.
Address:	14205 Myerlake Circle
City, State, Zip:	Clearwater, FL 33760
Contact:	Todd R. Daviau
Tel:	[***]
eMail:	[***]

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In the event of a change of notice address, recipient or both, a party shall provide the other party written notice pursuant to this Section 13.12 setting forth the new address and/or recipient, as appropriate.

13.13Force Majeure.  Each party shall be excused from liability for the failure or delay in performance of any obligation under this Agreement by reason of any event beyond such party’s reasonable control including but not limited to Acts of God, fire, flood, explosion, earthquake, or other natural forces, war, civil unrest, acts of terrorism, accident, destruction or other casualty, any lack or failure of transportation facilities, any lack or failure of supply of raw materials, any strike or labor disturbance, or any other event similar to those enumerated above.  Such excuse from liability shall be effective only to the extent and duration of the event(s) causing the failure or delay in performance and provided that the party has not caused such event(s) to occur.  Notice of a party’s failure or delay in performance due to force majeure must be given to the other party within 10 days after its occurrence.  All delivery dates under this Agreement that have been affected by force majeure shall be tolled for the duration of such force majeure.  In no event shall any party be required to prevent or settle any labor disturbance or dispute.

13.14Interpretation.  The headings of clauses contained in this Agreement preceding the text of the sections, subsections and paragraphs hereof are inserted solely for convenience and ease of reference only and shall not constitute any part of this Agreement, or have any effect on its interpretation or construction.  All references in this Agreement to the singular shall include the plural where applicable, and all references to gender shall include both genders and the neuter.  Unless otherwise specified, references in this Agreement to any section shall include all subsections and paragraphs in such Section and references in this Agreement to any subsection shall include all paragraphs in such subsection.  All references to days in this Agreement shall mean calendar days, unless otherwise specified.  Ambiguities and uncertainties in this Agreement, if any, shall not be interpreted against either party, irrespective of which party may be deemed to have caused the ambiguity or uncertainty to exist.  This Agreement has been prepared in the English language, and the English language shall control its interpretation.  In addition, all notices required or permitted to be given hereunder, and all written, electronic, oral or other communications between the parties regarding this Agreement, shall be in the English language.

13.15Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original document, and all of which, together with this writing, shall be deemed one instrument.

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In Witness Whereof, the parties hereto have duly executed this Master Agreement for Manufacturing and Supply Services on the Effective Date.

JanOne Inc.	CoreRx, Inc.

By:  /s/ Tony IsaacBy:  /s/ Todd R. Daviau

(Signature)(Signature)

Printed Name: Tony IsaacPrinted Name:  Todd R. Daviau, Ph.D., MBA

Title: Chief Executive Officer                  Title:  President & CEO

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Exhibit A

CONFIDENTIAL WORK ORDER NO. 1

Development and Manufacturing of Sustained Release TV1001 Tablet Drug Product ([***]mg Strength) and Matching Placebo

Prepared for:Tony Giordano

CSO

JanOne Inc.

325 E. Warm Springs Road

Suite 102

Las Vegas, Nevada 89119 89119

Phone: [***]

[***]

Prepared by:CoreRx, Inc.

14205 Myerlake Circle

Clearwater, FL 33760

Questions to:Jerrod Einerwold

Director of Business Development

Phone: [***][***]

Proposal Number: [***]

Date: January __, 2020

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This Work Order No. 1 is entered into as of February 5, 2020, by and between JANONE INC., a Nevada corporation (“Client”), with its principal place of business located at 325 East Warm Springs Road, Suite 102, Las Vegas, Nevada, 89119, and CORERX INC., a Florida corporation (“CoreRx”), with its principal place of business located at 14205 Myerlake Circle, Clearwater, FL 33760, pursuant to the terms and conditions of the Master Agreement for Development, Manufacturing And Supply Services entered into by the parties as of February , 2020 (the “Agreement”), the terms of which are incorporated herein by reference.  Capitalized terms not otherwise defined herein have the meanings assigned to them in the Agreement.

CoreRx and Client previously entered into that certain Proposal Number [***] dated [***] (the “Original Proposal”), and the parties hereby mutually agree that such Original Proposal and the performance of the development and manufacturing services that were the subject thereof are superseded by this Work Order No. 1 and such services shall be continued hereunder.

Company Description

CoreRx™ is a contract pharmaceutical development organization offering comprehensive   drug product development services to the pharmaceutical and biotechnology industries. Supporting virtual, mid-size, and multinational companies, CoreRx™ offers innovative formulation development and clinical material manufacturing solutions. Our development solutions optimize Client investments, shorten development time and reduce overall costs. From first-in-man drug development to full cGMP manufacturing, CoreRx™ provides   years of combined pharmaceutical development expertise to produce safe, effective, and innovative drug products, on time, and on budget.

Core Technical Services

CoreRx provides quality scientific solutions, supporting drug development for the following:

•	Solid oral (tablets, multi-layered tablets, matrix tablets, ODT; capsules, multi-particulate drug delivery)
•	Modified release dosage forms (tablets and capsules)
•	Functional coatings
•	API in capsules/bottles
•	Semi-solids (creams, ointments, lotions, gels)
•	Liquids (oral liquids, injectables, suspensions, ophthalmics)

I.	Executive Summary

CoreRx understands that Client would like to have a proposal for development and manufacturing of SR TV1001 tablet drug product ([***]mg strength) and matching placebo. Details of the project deliverables & associated costs are outlined in the sections below.

II.	Project Assumptions
•

The Client will provide safety and potency ratings for the active pharmaceutical ingredients (API) and the materials have been assigned a level [***] (or lower) SafeBridge or equivalent safety rating.  Rating shall be provided by SafeBridge or an equivalent certified consultant.

•

Client will provide the drug substance assay/related substance method as a starting point for drug product method development (assumes assay/related substances can be determined in a single method and only up to [***] impurities requiring identification)

•	Client will provide reference standards if not available through the USP
•

A prototype is defined as executing all or a portion of the formulation prototype batch record.  During execution of the formulation batch record, if problems arise with the prototype formulation and manufacturing is halted, this is still considered a prototype.

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•	The development of a formulation with the desired physical characteristics and efficacy may not be possible.
•	Ambient room conditions are suitable for processing and handling of the drug substances and drug product.
•

Project supplies such as, but not limited to, excipients, materials, packaging components standards, shipping, analytical columns and supplies, and/or supplies required for the execution of activities outlined in this Work Order No. 1 will be purchased by CoreRx and will be billed to Client as pass-through charges at cost plus [***]% administrative fee upon placement of the order. If a pass-through charge exceeds $[***], after shipping charges have been made available, the Client will be invoiced for the order on the same day, and not at the normal billing cycle.

•

CoreRx will generate all relevant protocols, test methods and reports in standard CoreRx format. Any special requests by Client including high volume photo-copying/scanning of raw data and chromatograms will be charged as a pass-through to the Client at $[***]/hour.

•

Work performed to support investigations (ie: OOS, OOT) and second stage analytical testing will be billed at a rate of $[***]/hr. Up to [***] hours may be billed to support such activities without a need for a change order.  If it is determined that CoreRx is responsible for the additional work due to a failure to execute activities as agreed, no additional charges will be billed to client.

III.	Proposed Deliverables and Costs

Project Management
[***]	[***]
TASK 1 – Analytical
1.[***]	$[***]
TASK 2– Formulation Development
[***]	$[***]
TASK 3 – Analytical Support of Manufacturing
1.[***]	$[***]
TASK 4 – Engineering Batch Manufacturing
1.[***]	$[***]
TASK 5 – Engineering Batch Release
[***]	$[***]
TASK 6 – cGMP Batch Manufacturing and Administrative Support
1.[***]	$[***]

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TASK 7 – cGMP Batch Release
•[***]	$[***]
TASK 8 – Stability
[***]	$[***]
Project Expenses (Misc., Pass-Through):	[***]
Total Estimate for Project (includes [***]% discount off normal pricing):	$451,600

IV.	PAYMENT TERMS

Client agrees to remit an Initial Payment to CoreRx, Inc. in the amount of $[***].  This Initial Payment will be applied on a pro rata basis per invoice based on the percentage of work completed on the project.  The Initial Payment shall be sent to CoreRx, Inc. at 14205 Myerlake Circle – Clearwater, Florida, 33760, within [***] days of signature of this Work Order No. 1. The estimated “Task” costs will not be exceeded unless “out of scope” changes are incurred and agreed upon by Client. For invoice based payments, such invoices will be paid by Client [***] days from date of invoice receipt.  A late fee of [***]% per month will be added to all unpaid invoices that are not disputed by Client in good faith. Any deviation in payment terms must be agreed to in writing. CoreRx has the right to ask for payment in advance if established payment terms are not adhered to.  CoreRx reserves the right to cease all work if payment is not timely received.  In the event of payment default, the Client will be responsible for reasonable collection and/or attorney fees.

Rush Charges: A surcharge may be added to any services (analytical, pre-formulation, formulation, manufacturing).  The surcharge will be dependent upon the service performed.  Rush services are available contingent upon availability and prearrangement with a CoreRx representative.

Upon completion of the project which is reflective of the all the work outlined in this Work Order No. 1, the remaining product samples and project specific supplies (if necessary) will be retained for 30 days.  Client shall advise CoreRx as to the disposition of these materials within the stated timeframe, otherwise the samples and supplies will be discarded, following notification to the Client.  As it relates specifically to cGMP materials of API or Drug Product (not including retains), Client shall advise CoreRx as to the disposition of said supplies within [***] days after issuance of certificate of analysis, otherwise client will be charged storage fees at the rate of $[***]/pallet/month.

Costs for project specific equipment, supplies, subcontracted services, and shipping will be passed through to the Client, in addition to a [***]% administrative fee. Waste disposal will be charged at the end of the project at a rate of [***]% of the total project cost.

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IN WITNESS WHEREOF, each of the parties hereto have caused this Work Order No. 1 to be executed by its duly authorized representative, effective as of the date first set forth above.

APPROVED and ACCEPTED

JanOne Inc.

Signatory: Tony Isaac                                                      Title:CEO

/s/ Tony IsaacJanuary 29, 2020

SignatureDate

CoreRx, Inc.

Signatory:  Mark DaFonseca, MBA             Title:  Executive Director & CBO

/s/ Mark DaFonsecaFebruary 5, 2020

SignatureDate

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